  Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Provectus Pharmaceuticals, Inc.
Knoxville, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-99639, 333-86896, 333-73994 and 333-109354) and on Form S-2 (Nos. 333-124951 and 333-119619) of Provectus Pharmaceuticals, Inc. of our report dated March 10, 2006 relating to the consolidated financial statements, which appear in this Form 10-KSB.

/s/BDO Seidman, LLP
BDO Seidman, LLP
Chicago, Illinois

March 29, 2006